Exhibit 35.2

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ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule II hereto, hereby certifies, subject to any limitations listed on Schedule II hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an officer of the Special Servicer and not in his individual capacity, as follows:

1.	I have reviewed the activities performed by the Special Servicer under the applicable Pooling and Servicing Agreement during the period commencing on January 1, 2013 and ending on December 31, 2013 (or any other shorter period set forth on Schedule II hereto) (the “Reporting Period”), and the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated: February 28, 2014

Schedule II

Transaction	Certificate Restriction (if any)
Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2012- GC8	There were no specially serviced loans for the reporting period.

Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass Through Certificates, Series 2013-GCJ11	There were no specially serviced loans for the reporting period.

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013- GC10	There were no specially serviced loans for the reporting period.

Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2013-GC17	There were no specially serviced loans for the reporting period.

COMM 2013-CCRE12 Mortgage Trust Commercial Mortgage Pass-Through Certificates	There were no specially serviced loans for the reporting period.